AlTi Tiedemann Global Announces Acquisition of East End Advisors Following Strategic Investment Executes AlTi’s strategy to expand scale and reach of its ultra-high-net-worth (“UHNW”) wealth management and strategic alternatives business in existing and new markets. Deepens presence in attractive U.S. family office epicenters and advances topline momentum and margin expansion. NEW YORK, NY, April 1, 2024 – AlTi Global, Inc. (NASDAQ: ALTI), a leading independent global wealth and alternatives manager with over $70 billion in combined assets, announces the acquisition of East End Advisors, an independent advisory firm with assets under management (AUM) of approximately $5.6 billion, offering customized portfolio management and investment services to a select group of UHNW families and foundations. This follows the recently announced strategic investment in AlTi of up to $450 million from Allianz X, an investment arm of Allianz SE, and Constellation Wealth Capital, an investment advisory firm specializing in making investments in industry-leading wealth managers. The capital will be used to accelerate AlTi’s strategy to become the leading global independent wealth management platform for the UHNW segment, with targeted expertise in alternatives. Headquartered in New York, East End’s strong investment record and experienced team expand AlTi Tiedemann Global’s operations in key regions within the US and further enhance AlTi’s offering within the growing Outsourced Chief Investment Officer (OCIO) market. East End’s clients will benefit from access to a broader set of investment strategies, as well as AlTi’s global resources and holistic wealth management solutions while preserving the firm’s defining characteristics as an independent investment advisor and leading OCIO under a continuation of East End’s leadership team. Michael Tiedemann, Chief Executive Officer of AlTi Tiedemann Global, said: “We have long admired the exceptional team at East End, their investment approach, and the long- standing and trusted relationships they have with their clients. We both share industry-leading client retention and a deep understanding of the complexities and changing demands of ultra-high-net- worth families and foundations. We are excited to have them join the AlTi ecosystem. “AlTi Tiedemann Global continues to build its reputation as destination of choice for global UHNW families and foundations looking for access to world-class expertise and solutions, combined with the focused attention of a bespoke family office. I look forward to providing further updates on our strategic growth trajectory in the coming months.” David Salomon, President of East End Advisors, said: “We are excited to continue on our path of best-in-class client service, while broadening our solution set to meet the complex needs of the families, endowments and foundations we serve. Joining AlTi will further increase our ability to support clients for generations to come. “We are confident that AlTi's global platform will benefit East End’s clients through increased access to global perspectives and solutions, and that together we will be able to provide a broader range of compelling ideas and opportunities.”

Andrew Douglass, Co-Head of Business Development Strategy for AlTi Tiedemann Global, said: “The addition of East End helps expand our market presence in key regions in the US and accelerates our ability to grow strategically while maintaining a boutique approach. We have known the East End team for decades and are highly impressed with the business they have built. We are delighted they have decided to team with us.” Transaction Details AlTi is acquiring East End Advisors for an initial purchase price of approximately $76 million. An additional contingent consideration will be payable over a five-year period, calculated in accordance with an EBITDA-based formula. A certain portion of the contingent consideration is required to be paid in cash based on certain minimum annual thresholds, and the balance may be settled in cash or Class A Common Stock, at AlTi’s discretion. The initial purchase price is expected to be funded by the previously announced investment from Constellation Wealth Capital. The transaction is subject to customary closing conditions and is expected to close early in the second quarter. Advisors Oppenheimer & Co. Inc. is serving as AlTi’s financial advisor. Houlihan Lokey, Inc. is serving as AlTi’s financial and tax diligence advisor. Seward and Kissel is acting as AlTi’s legal advisor. Wachtell, Lipton, Rosen & Katz is serving as legal advisor to East End Advisors. About AlTi AlTi is a leading independent global wealth and alternatives manager providing entrepreneurs, multi- generational families, institutions, and emerging next-generation leaders with fiduciary capabilities as well as alternative investment strategies and advisory services. AlTi’s comprehensive offering is underscored by a commitment to impact or values-aligned investing and generating a net positive impact through its business activities. The firm currently manages or advises on over $70 billion in combined assets and has an expansive network with approximately 480 professionals across three continents. For more information, please visit us at www.alti-global.com. Forward-Looking Statements Some of the statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward- looking information in this press release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in AlTi Global's registration statement on Form 10-K filed March 22, 2024, and in the subsequent reports filed with the Securities and Exchange Commission, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Contacts Investor Relations: Lily Arteaga, Head of Investor Relations investor@alti-global.com Media Relations: Alex Jorgensen, pro-alti@prosek.com